Exhibit 99.3

Armstrong World Industries, Inc. Acquires

Turf Design, Inc.

LANCASTER, Pa., July 28, 2020 -- Armstrong World Industries, Inc. (NYSE: AWI) today announced it has acquired Turf Design, Inc., a Chicago-based commercial interiors design house and maker of custom felt ceiling and wall solutions with annual revenues of approximately $25 million.  The acquisition strengthens AWI’s design and manufacturing capabilities and broadens its extensive portfolio of architectural specialties ceiling and wall solutions.

Turf is the leader in the specialty felt category and operates an 8,000 sq. ft. innovation center and design showroom in downtown Chicago, together with a 75,000 sq. ft. fabrication facility in Elgin, Ill., where it makes a wide range of custom-specified felt ceilings and wall products for a variety of applications.  Turf’s felt products are made primarily of polyethylene terephthalate (PET) -- recycled plastic found in water or soda bottles. Turf felt contains up to 60% recycled content, and it’s 100% recyclable at end of life, further enhancing AWI’s commitment to sustainability.

AWI CEO Vic Grizzle said, “With the increasing demand for acoustical and sustainable interior solutions, expanding our felt offerings has been a top priority. Felt is one of the fastest growing specified products in the architectural specialty product space. Turf is the category leader that architects and designers have come to depend on to bring their creative designs to life.  Turf also has a strong profit profile that will be accretive to our architectural specialties segment.”

AWI Ceiling Solutions SVP Charlie Chiappone added, “We are very excited to have the Turf family and their independent sales representative network join our growing organization. In a relatively short period of time, Turf has rapidly developed the felt category and established itself as the innovative leader in the space. Turf’s success is clearly attributable to a commitment to inspirational design, innovation and customer service by every member of their team. We look forward to growing with them, and to building upon their success by leveraging the brand, scale and market reach of Armstrong.”

Turf will continue to operate from its current facilities and retain its company name, brands and organizational and go-to-market structures. The Turf independent representative network will remain intact and complement AWI’s current go-to-market selling model.

AWI funded the acquisition with available cash and its revolving credit facility.  Financial terms of the transaction were not disclosed.

For more information, visit www.armstrongceilings.com/turfdesign.

About Armstrong World Industries
Armstrong World Industries, Inc. (AWI) is a leader in the design and manufacture of innovative commercial and residential ceiling, wall and suspension system solutions in the Americas. With over $1 billion in revenue in 2019, AWI has approximately 2,500 employees and a manufacturing network of 13 facilities, plus five facilities dedicated to its WAVE joint venture.

Armstrong World Industries
2500 Columbia Avenue, Lancaster, PA 17603

717.397.0611 | www.armstrongceilings.com

Uncertainties Affecting Forward-Looking Statements
Disclosures in this release and in our other public documents and comments may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Those statements provide our future expectations or forecasts and can be identified by our use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "outlook," "target," "predict," "may," "will," "would," "could," "should," "seek," and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance.  Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future.  As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements.  A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission.  Forward-looking statements speak only as of the date they are made.  We do not undertake or assume any obligation to update or revise any forward-looking statements beyond what is required under applicable securities law.

Armstrong World Industries
2500 Columbia Avenue, Lancaster, PA 17603

717.397.0611 | www.armstrongceilings.com